SCHEDULE A
                             DATED AUGUST 29, 2007
                      AS LAST AMENDED ON FEBRUARY 26, 2009
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                         DATED AUGUST 29, 2007 BETWEEN
                              PADCO ADVISORS, INC.
                                      AND
                     VALU-TRAC INVESTMENT MANAGEMENT LIMITED

RYDEX SERIES FUNDS

International Opportunity Fund   0.35% per annum

(based on average daily net assets as calculated at the completion of each calendar quarter)